UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________
FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2011, Mr. Yong Jin, resigned from his position with China XD Plastics Company Limited (the “Company”) as a director  of the Board of Directors of the Company (the “Board”), effective December 31, 2011.  There were no disagreements between Mr. Jin and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation.

On January 1, 2012, Mr. Eddy Huang resigned from his positions with the Company as a director and a member of the Compensation Committee of the Board, effective January 1, 2012.  There were no disagreements between Mr. Huang and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation.

On January 1, 2012, the Board accepted the appointment of Homer Sun to serve as a director of the Company to fill the vacancy created by Mr. Huang’s resignation, made by MSPEA Modified Plastics Holding Limited (“MSPEA”), the sole stockholder of the Company’s Series D Junior Convertible Preferred Stock (the “Series D Stock”) .  Holders of the Series D Stock are entitled under the Company’s constitutional documents to appoint two (2) directors.  MSPEA’s other appointee to the Board, Mr. Jun Xu, remains an active member of the Board. The Board also appointed Mr. Sun as a member of the Compensation Committee of the Board.

Mr. Sun, 40, is a Managing Director of Morgan Stanley and leads Morgan Stanley Private Equity Asia’s China Investments.  Mr. Sun has been at Morgan Stanley since 2000 and serves on the Morgan Stanley’s China Management Committee, which is comprised of Morgan Stanley’s senior business leaders within China.  Mr. Sun currently serves as a director on the boards of several Chinese companies, including Sihuan Pharmaceutical Holdings Group Ltd, China Shanshui Cement Group Limited, China Flooring Holding Company Limited and Yongye International, Inc.  From 2000 to 2006, Mr. Sun worked in Morgan Stanley’s Investment Banking Division in the Mergers and Acquisitions Group in Hong Kong where he worked on a wide range of mergers and acquisitions in Greater China.  Prior to joining Morgan Stanley, Mr. Sun practiced as a mergers and acquisitions lawyer with the law firm Simpson Thacher & Bartlett in New York and in Hong Kong from 1996 to 2000.  Mr. Sun received a B.S.E. in Chemical Engineering magna cum laude from the University of Michigan and a J.D. cum laude from the University of Michigan Law School.

There are no family relationships between Mr. Sun and any of the executive officers or directors of the Company.

In connection with Mr. Sun’s appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Sun, the form of which is incorporated herein by reference and was filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on August 15, 2011, under which Mr. Sun is entitled to standard  indemnification  protection as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1 17.2	Resignation Letter of Yong Jin Resignation Letter of Eddy Huang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 1, 2012

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer